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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 26, 2001
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     1-10702                  34-1531521
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(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)



 500 Post Road East, Suite 320, Westport, Connecticut             06880
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       (Address of Principal Executive Offices)                (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Terex Corporation ("Terex") announced by press release dated November 26, 2001 that it will acquire Atlas Weyhausen ("Atlas") and The Schaeff Group ("Schaeff"). Atlas is a German manufacturer of wheeled excavators and truck mounted articulated cranes with estimated 2001 revenues of approximately $180 million. Schaeff is a German manufacturer of compact construction equipment and a full range of scrap material handlers with estimated 2001 revenues of approximately $220 million. The transactions are subject to customary closing conditions, including necessary regulatory approvals, and are anticipated to close during the fourth quarter of 2001 or early in 2002.

         Terex anticipates that the acquisitions of Atlas and Schaeff will add $400 million in annual revenues and will be accretive to Terex after planned cost reductions are implemented. Terex believes that these acquisitions will provide distribution synergies and fit with Terex's strategy of diversifying both the products and geographic range of its customer offerings, particularly in Germany.

         Atlas competes primarily in two product categories: wheeled excavators from 11 to 20 tons and truck mounted articulated cranes. Schaeff competes primarily in four product categories: mini-excavators ranging from 1.5 to 5.5 tons, midi-excavators ranging from 6.5 to 11 tons, wheel loaders ranging from 50 to 140 hp, and scrap material handlers ranging from 20 to 65 tons.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 27, 2001


                                            TEREX CORPORATION


                                            By:  /s/ Eric I Cohen
                                                  Eric I Cohen
                                                  Senior Vice President